J.P.Morgan

January 30, 2023

To:    The Borrowers and any other Loan Parties under the Credit Agreements referenced below
970 East 64th Street
Cleveland, Ohio 44103
Attention: Peter Knapper, President and Chief Executive Officer
Facsimile No: 216.432.6281

Re:    CREDIT AGREEMENT dated as of August 8, 20 1 8 (as it may be amended or modified from time to time, together with all Exhibits, Schedules and Riders annexed hereto from time to time, each of which is hereby incorporated herein and made a part hereof, the “Credit Agreement”), by and among SIFCO
Industries, Inc., an Ohio corporation (“SIFCO”), T & W Forge, LLC, an Ohio limited liability company (“T & W”), and Quality Aluminum Forge, LLC, an Ohio limited liability company (“Quality Forge” and, together with SIFCO and T & W, collectively, the “Borrowers” and each, individually, a
“Borrower”), the Loan Parties party hereto, and JPMorgan Chase Bank, N.A., a national banking association (the “Lender”).

EXPORT CREDIT AGREEMENT dated as of December 17, 2018 (as it may be amended or modified from time to time, together with all Exhibits, Schedules and Riders annexed hereto from time to time, each of which is hereby incorporated herein and made a part hereof, the
Export Credit Agreement”, and collectively with the Credit Agreement, the “Credit Agreements”), by and among SIFCO Industries, Inc., an Ohio corporation (“SIFCO”), T & W Forge, LLC, an Ohio limited liability company (“T & W”), and Quality Aluminum Forge, LLC, an Ohio limited liability company (“Quality Forge” and, together with SIFCO and T & W, collectively , the “Borrowers” and each, individually, a “Borrower”), the Loan Parties party hereto, and JPMorgan Chase Bank , N.A., a national banking association (the “Lender”).

Ladies/Gentlemen:

The Loan Parties have informed the Lender that Events of Default under the Cred it Agreements have occurred under the Credit Agreements due to the failure to deliver the required Borrowing Base Certificates thereunder and other potential Events of Default (the “Existing Defaults”).

The Lender is in the process of evaluating the Existing Defaults, but please be advised that the Lender (a) has not waived the Existing Defaults or any other Event of Default or Default under the Credit
Agreements or any other Loan Documents or any of its rights or remedies (and the Lender reserves all of its rights and remedies, each of which shall remain in full force and effect), and neither the making of any Loan or issuance of any Letter of Credit under the Credit Agreements nor any other present or future action or inaction by the Lender (other than a written waiver agreement signed by all required parties)
shall be deemed a waiver of the Existing Defaults or any other Event of Default or Default or any of the Lender's rights or remedies, (b) has no obligation to make any Loan or issue any Letter of Credit under either of the Credit Agreements or otherwise, and may discontinue making Loans and issuing Letters of Credit under the Credit Agreements at any time, (e) does not have any obligation to modify or amend the Credit Agreements or any other Loan Document or waive the Existing Defaults, and (d) may terminate the discussions at any time in its sole discretion, and may determine that it is in its best interest to exercise its rights and remedies during the pendency of negotiations contemplated herein without notice, and nothing herein shall operate to restrict, stay or inhibit or prohibit the Lender from exercising any such rights or remedies.

Very truly yours,

JPMorgan CHASE BANK, N.A.

By:     _______________________

Title:    Authorized Officer

NOTICE TO SERVICE MEMBERS
The following persons may be entitled to certain legal rights and protections, including protection from foreclosure, pursuant to the Service members Civil Relief Act (50 U.S.C. App. §§ 501-596), as amended, and possibly other similar state statutes:
•Any individual borrower, guarantor, collateral pledgor or property owner who is, or recently was, a Service member on active duty;
•Any business entity, if a Service member who is, or recently was, on active duty is personally liable to Chase in a written agreement for its obligations.
Eligible service may include the following:
•Active duty with the Army, Navy, Air Force, Marine Corps, or Coast Guard;
•Active duty with the National Guard;
•Active duty as a commissioned officer of the National Oceanic and Atmospheric Administration;
•Active duty as a commissioned officer of the Public Health Service;
•Service with the forces of a nation with which the United States is allied in the prosecution of a war or military action; or
•Service with the National Guard or a state militia under a state call to duty.
Eligible service also includes any period during which a Service member is absent from duty on account of sickness, wounds, leave, or other lawful cause.
If you or any of the persons described above is such a Service member , you should contact Chase at 1 -877-344-3080 , Monday through Friday, 8:00 a.m. to 7:00 p.m. Central Time.